EXHIBIT 99.1



                              FOR IMMEDIATE RELEASE

                   B. BRAUN MELSUNGEN AG COMPLETES ACQUISITION
                      OF MCGAW, INC. FROM IVAX CORPORATION

         Miami, Florida -- June 25, 1997 -- IVAX Corporation (AMEX:IVX) today announced that B. Braun Melsungen AG completed the acquisition of McGaw, Inc. from IVAX. This announcement follows a May 30, 1997 news release announcing that
B. Braun had agreed to acquire McGaw from IVAX. McGaw develops, manufactures and markets intravenous (IV) solutions and related products.

         B. Braun paid IVAX $320 million in cash at closing, subject to certain post closing adjustments. Over a period of years, B. Braun will make additional payments, up to a total of $80 million, contingent upon the combined operating results of McGaw and B. Braun's principal U.S. operating subsidiary. IVAX will also receive royalties and other payments based on McGaw's and B. Braun's commercialization of the Duplex(TM) drug delivery system. The Duplex(TM) system, presently under development, is a multi-compartment IV drug delivery system designed for IV drugs that have limited stability after mixing.

         IVAX used a portion of the cash received at closing to pay off its existing credit facility (which is being terminated) and concurrently recognized an approximate $2.1 million pre-tax charge relating to the early extinguishment of this debt.

         IVAX Corporation, headquartered in Miami Florida, is a holding company with core subsidiaries engaged in the research, development, manufacture and marketing of generic and branded pharmaceuticals.

         EXCEPT FOR THE HISTORICAL MATTERS CONTAINED HEREIN, STATEMENTS IN THIS PRESS RELEASE ARE FORWARD LOOKING AND ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE SECURITIES LITIGATION REFORM ACT OF 1995. INVESTORS ARE CAUTIONED THAT FORWARD LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES WHICH MAY AFFECT THE COMPANY'S BUSINESS AND PROSPECTS, INCLUDING THE RISK THAT IVAX MAY NOT RECEIVE FUTURE PAYMENTS RELATING TO THE MCGAW SALE, AND CERTAIN ECONOMIC, COMPETITIVE, GOVERNMENTAL, TECHNOLOGICAL AND OTHER FACTORS DISCUSSED IN IVAX' FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                  CONTACT:


                                            Joseph C. Jones
                                            IVAX Vice President -
                                            Corporate Communications
                                            305-575-6042